Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR SUCH REGISTRATION IS NOT REQUIRED.

ALL INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED BELOW).

SUBORDINATED PROMISSORY NOTE
DUE August 31, 2021

$75,000.00	September 1, 2011

FOR VALUE RECEIVED, the undersigned THOMAS GROUP, INC., a Delaware corporation (the “Company”), hereby promises to pay to Michael E. McGrath, or his registered assigns (the “Holder”), the principal sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00), and to pay interest (computed on the basis of a 365/366 day year) on the unpaid principal balance of this Subordinated Promissory Note (this “Note”) from the date of this Note until paid at a rate equal to the Base Rate (as defined below).  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable as set forth in Sections 2.1, 2.2 and 2.3 of this Note.

1.             Defined Terms.  As used in this Note, the following capitalized terms have the following meanings:

“Assessed Amount” means the amount that the Company would receive in an all-cash sale of either (i) all issued and outstanding equity in the Company (the value of which to be calculated as if a sale of all assets and businesses as a going concern) or (ii) all of its assets and businesses as a going concern (in either case free and clear of all liens and after payment of indebtedness for borrowed money) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of Assessed Amount (assuming that all of the proceeds from such sale were paid directly to the Company, or its stockholders, other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Company, or its stockholders).

“Base Rate” means ten percent (10%) per annum.

“Change of Control” means: (a) the consolidation, merger or other business combination of the Company with or into another Person (other than (i) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (b) the sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of its subsidiaries in the aggregate); (c) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than eighty percent (80%) of the outstanding shares of common stock, par value $0.01, of the Company (the “Common Stock”); (d) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (as amended, the “1934 Act”) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of eighty percent (80%) or more of the outstanding shares of Common Stock or of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (e) any change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the date of this Note, constituted the Board of the Company (such Board of the Company being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that none of the foregoing shall apply to a transaction that would result in an “ownership change” as that term in defined in Section 382 of the U.S. Internal Revenue Code.

“Governing Documents” means the Amended and Restated Certificate of Incorporation and Bylaws of the Company in effect on the date hereof.

“Holder” means the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note, pursuant to a transfer, assignment or other transaction effected on the terms and subject to the conditions set forth in this Note.

“Maturity Date” shall mean August 31, 2021.

“Person” means and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Senior Indebtedness” means all obligations of the Company in respect of the unpaid principal of and interest on loans, notes, debentures and other instruments evidencing indebtedness for borrowed money, and all other obligations and liabilities of the Company, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.

2.             Payment Terms.

2.1           Interest Payments.  Interest shall accrue on the outstanding principal balance of this Note at the Base Rate, compounded monthly.  Interest shall be due and payable monthly in arrears on the last business day of each calendar month (“Regular Interest”) and on the Maturity Date; provided, that the Company may, at its option, defer all or any portion of an interest payment then owing (any such interest so deferred being the “Deferred Interest”).  Unless otherwise accelerated pursuant to the terms hereof, Deferred Interest, if any, will be due and payable in full on the Maturity Date, and may be prepaid, at the Company’s option, without penalty at any time prior to such date.  Any outstanding Deferred Interest shall bear interest at the rate equal to the Base Rate and shall be compounded monthly.

2.2           Principal Payments.  The outstanding principal balance of this Note, together with any and all accrued or past due payments of Regular Interest and Deferred Interest, shall be due and payable in full in cash on the Maturity Date.

2.3           Accommodation Fee.  Upon the occurrence of a Change of Control (a “Determination Date”), the Company shall pay to the Holder, in addition to all other amounts due and owing under this Note, an amount equal to the positive difference, if any (such amount, the “Accommodation Fee”), between (x) one and one-half percent (1.5%) of the Assessed Amount as of the Determination Date, and (y) an amount equal to the sum of (i) the then outstanding principal balance of this Note, (ii) all then accrued but unpaid Regular Interest and Deferred Interest.  This Note, and the obligation of the Company to pay the Accommodation Fee, shall survive any repayment under Sections 2.1, 2.2, 2.6 and 2.7.

2.4           Mandatory Prepayment.  Upon the occurrence of a Change of Control, all outstanding principal balance of this Note, together with (a) any and all accrued or past due payments of Regular Interest and Deferred Interest, and (b) the then-applicable Accommodation Fee, shall be immediately due and payable in full in cash.

2.5           Method of Payment.  All payments on or in respect of this Note, including principal and interest, will be made in such coin and currency of the United States as at the time of payment is legal tender for the payment of public and private debts, by wire transfer of immediately available funds in such manner and at such place in the United States as the Holder shall have designated to the Company in writing pursuant to the provisions of this Note.

2.6           Application of Payment.  All payments on or in respect of this Note, shall be applied first to any accrued or past due payments Regular Interest and Deferred Interest and then to the outstanding principal balance of this Note.

2.7           Prepayment.   Subject to Section 2.6 above, the Company may at any time prepay in whole or in part the unpaid principal of this Note without premium or penalty, and the interest shall immediately cease on any amounts so prepaid.  Principal amounts prepaid under this Note may not be reborrowed.

3.             Representations and Warranties of the Company.  The Company represents and warrants to the Holder as follows as of the date hereof:

3.1           Due Incorporation and Qualification.  The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted.

3.2           Authority.  The execution, delivery and performance by Company of the Note and consummation of the transactions contemplated thereby (a) are within the corporate power of Company and (b) have been duly authorized by all necessary corporate actions on the part of Company.

3.3           Enforceability.  The Note has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.4           Non-Contravention.  The execution and delivery by Company of the Note and the performance and consummation of the transactions contemplated thereby do not and will not (a) violate the Governing Documents of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; or (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound.

3.5           Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Note and the performance and consummation of the transactions contemplated thereby, except for filings and notifications required by federal and state securities laws in connection with the offer and sale of this Note and the consummation of the transactions contemplated hereby and thereby.

4.             Subordination and Standstill.

4.1           Subordination.  The Company covenants and agrees, and the Holder, on behalf of Holder and each subsequent holder of this Note, by acceptance hereof likewise covenants and agrees, that notwithstanding any provision of this Note to the contrary, the payment of all indebtedness evidenced by this Note is, to the extent and in the manner hereinafter set forth, subordinated in right of payment to all Senior Indebtedness of the Company, unless by the terms of the instrument creating or evidencing such Senior Indebtedness it is expressly and specifically provided that such Senior Indebtedness is subordinate or on parity in right of payment to the indebtedness evidenced by this Note.  Unless and until all Senior Indebtedness has been paid in full and no commitment is in existence to advance or create Senior Indebtedness, no payment shall be made by the Company, directly or indirectly, in respect of the principal of, premium on, or otherwise owing in respect of, the indebtedness evidenced hereby, and the Holder shall not ask, demand, sue for, take any action to enforce, take or receive, directly or indirectly, in cash or other property, by sale, setoff or in any other manner whatsoever, or accelerate any amounts owing in respect of the indebtedness evidenced hereby, except as permitted by the terms of such Senior Indebtedness.

4.2           Standstill.  Unless and until all Senior Indebtedness has been paid in full and no commitment is in existence to advance or create Senior Indebtedness, the Holder of this Note shall have no right to declare the indebtedness evidenced by this Note due and payable, or to exercise any remedies to enforce the collection of obligations evidenced hereby, without obtaining the prior written consent of each holder of Senior Indebtedness.

4.3           Subrogation.  Until this Note shall be paid in full, subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of all Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.  None of the payments or distributions to holders of the Senior Indebtedness to which the Holder of this Note would be entitled but for the provisions of this Section 4, shall, as between the Company, its creditors, and the Holder of this Note, be deemed to be a payment by the Company to or on account of Senior Indebtedness of the Company; it being understood that the subordination provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Indebtedness on the other hand.  Nothing contained in this Note is intended to or shall impair, as between the Company, its creditors (other than holders of Senior Indebtedness), and the holders of this Note, the obligation of the Company to pay to the Holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Note and the creditors of the Company other than holders of Senior Indebtedness.

4.4           Turnover.  In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities shall be made by the Company, or reserved by the Holder of this Note, at a time when such payment is not permitted hereunder, such payment or distribution shall be paid over to the holders of the Senior Indebtedness or their representatives or trustees, ratably according to the aggregate amounts remaining on account of the principal of (and premium, if any) and accrued but unpaid interest on the Senior Indebtedness held or represented by each of them, to the extent necessary to pay in full all such Senior Indebtedness.

4.5           Further Assurances.  The Company and Holder each will, at the Company’s expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Company or any holder of Senior Indebtedness may reasonably request, in order to give effect to this Section 4, or to enable the Company or any holder of Senior Indebtedness to enforce the terms of this Section 4.

5.             Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

5.1           Failure to Pay.  The Company shall fail to pay when due any principal or interest payment on the due date hereunder, including, without limitation on the Maturity Date.

5.2           Representations and Warranties.  Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note, or as an inducement to the Holder to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

5.3           Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) be unable, or admit in writing its inability, to pay its debts generally as they mature, (c) make a general assignment for the benefit of its or any of its creditors, (d) be dissolved or liquidated in full or in part, (e) become insolvent (as such term may be defined or interpreted under any applicable statute), (f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (g) take any action for the purpose of effecting any of the foregoing.

5.4           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

5.5           Enforceability.  The Note or any material term hereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms.

6.             Rights of Holder Upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default under Sections 5.3 and 5.4), and at any time thereafter during the continuance of such Event of Default, the Holder may by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to foregoing, upon the occurrence or existence of any Event of Default under Sections 5.3 and 5.4, immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Further, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7.             Miscellaneous.

7.1           Jurisdiction.  Any action or proceeding seeking to enforce any provision of this Note must be brought in any of the courts of the State of Texas sitting in Dallas County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the Company and the Holder consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue in such courts.  In the event the Holder commences any action or proceeding seeking to enforce any provision of this Note in any other jurisdiction, the Company will be entitled to have such action or proceeding transferred to one of the jurisdictions described above, or, if such transfer may not be accomplished under applicable law, to have such action or proceeding dismissed without prejudice.

7.2           Replacement.  Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and: (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to such the Company; or (b) in the case of mutilation, upon surrender and cancellation thereof; the Company at its own expense will execute and, within five (5) business days after such receipt, deliver, in lieu thereof, a replacement Note or replacement certificate, which in the case of a replacement Note, will be dated and bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

7.3           Amendment and Waiver.  This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Holder; provided, that no such amendment shall adversely affect the rights of the holders of Senior Indebtedness without the written consent of such holders.

7.4           Waiver.  Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 7.3.

7.5           Notices.  All notices and other communications under this Note must be in writing and will be deemed given (a) when received if delivered personally or by courier (with written confirmation of receipt), (b) on the date of transmission if sent by facsimile (with written confirmation of receipt), or (c) five (5) days after being deposited in the mail if sent by registered or certified mail (postage prepaid, return receipt requested) to the Holder or the Company, as the case may be, at the following addresses (or at such other address as may be specified in a notice in accordance with this Section):

If to the Holder:

Michael E. McGrath

15166 Vizcaya Drive

Dallas, TX 75248

If to the Company:

Thomas Group, Inc.

5221 N. O’Connor Blvd., Suite 500

Irving, Texas  75039

Attention:	Frank W. Tilley
Phone No.:	972-401-4425
Fax No.:	972-443-1742

7.6           Assignment; Third Party Beneficiaries.  This Note will be binding upon and inure to the benefit of the Company and its successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations under this Note may be assigned by the Company without the prior written consent of the Holder.  This Note will be binding upon and inure to the benefit of the Holder and its successors, heirs, personal representatives and permitted assigns, but neither this Note nor any of the rights, interests or obligations hereunder may be assigned by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld or delayed.

7.7           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to its choice of laws provisions.

7.8           Headings; Internal References.  The article and section headings contained in this Note are solely for reference, and will not affect in any way the meaning or interpretation of this Note.  Any references in this Note to an article, section, paragraph or clause will be deemed to be a reference to the article, section, paragraph or clause contained in this Note unless expressly stated otherwise.  As used in this Note, “including” means “including without limitation.”

7.9           Entire Agreement.  This Note constitutes the entire agreement of the Company and the Holder with respect to the subject matter contained in this Note and supersedes all prior agreements and undertakings between the Company and the Holder with respect to the transactions contemplated by this Note.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for in this Note.

7.10         Binding.  This Note will be binding upon the Company and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns.

7.11         Severability.  If any term, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.

THOMAS GROUP, INC.

By:	/s/ Frank W. Tilley
Name:	Frank W. Tilley
Title:	Vice President and CFO